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                                                                  Exhibit 21.1.1
LIST OF SUBSIDIARIES

WHOLLY-OWNED

927563 Ontario Inc.
927564 Ontario Inc.
Med-Emerg Inc.
Med Plus Health Centres Ltd.
Med-Emerg Urgent Care Centres Inc.
Med-Emerg Family Health Centres Inc.
Med-Emerg Elmvale Clinic Inc.
YFMC Heathcare Inc.
1185943 Ontario Inc.
YFMC Healthcare (Alberta) Inc.
1024528 Ontario Ltd.
1180668 Ontario Inc.
1292363 Ontario Corp.
HealthyConnect.com, Inc.

75%-OWNED

Doctors on Call Ltd.

51%-OWNED

York Lanes Health Centre Inc.
Caremedics (Elmvale) Inc.

45%-OWNED

Medical Urgent Care Inc.